                                                                    Exhibit 11
                                    GENERAL ELECTRIC COMPANY
                                COMPUTATION OF PER SHARE EARNINGS

(Shares in thousands; dollar amounts, except
earnings per share, in millions)
                                                                         Fully
                                                Earnings    Primary    diluted
Second quarter ended June 30, 1996            per common   earnings   earnings
- ----------------------------------                 share  per share  per share
                                               ---------- ---------- ----------
Net earnings applicable to common stock           $1,908     $1,908     $1,908
Dividend equivalents (net of tax) applicable
  to deferred incentive compensation shares            -          -          -
                                                --------   --------   --------
   Earnings for per-share calculations            $1,908     $1,908     $1,908
                                                --------   --------   --------
Average number of shares outstanding           1,655,505  1,655,505  1,655,505
Average number of deferred incentive
   compensation shares                                 -      7,864      7,864
Average stock option shares                            -     21,444     23,037
Average number of restricted stock units               -      1,996      2,090
                                              ---------- ---------- ----------
   Shares for earnings calculation             1,655,505  1,686,809  1,688,496
                                              ---------- ---------- ----------
Earnings per share                                 $1.15      $1.13      $1.13
- ------------------                              ========   ========   ========

                                                                         Fully
                                                Earnings    Primary    diluted
Second quarter ended June 30, 1995            per common   earnings   earnings
- ----------------------------------                 share  per share  per share
                                               ---------- ---------- ----------
Net earnings applicable to common stock           $1,726     $1,726     $1,726
Dividend equivalents (net of tax) applicable
  to deferred incentive compensation shares            -          -          -
                                                --------   --------   --------
   Earnings for per-share calculations            $1,726     $1,726     $1,726
                                                --------   --------   --------
Average number of shares outstanding           1,688,153  1,688,153  1,688,153
Average number of deferred incentive
   compensation shares                                 -      8,314      8,314
Average stock option shares                            -     13,113     13,113
Average number of restricted stock units               -      1,322      1,322
                                              ---------- ---------- ----------
   Shares for earnings calculation             1,688,153  1,710,902  1,710,902
                                              ---------- ---------- ----------
Earnings per share                                 $1.02      $1.01      $1.01
- ------------------                              ========   ========   ========

                                                                    Exhibit 11
                                    GENERAL ELECTRIC COMPANY
                                COMPUTATION OF PER SHARE EARNINGS

(Shares in thousands; dollar amounts, except
earnings per share, in millions)
                                                                         Fully
                                                Earnings    Primary    diluted
Six months ended June 30, 1996                per common   earnings   earnings
- ------------------------------                     share  per share  per share
                                               ---------- ---------- ----------
Net earnings applicable to common stock           $3,425     $3,425     $3,425
Dividend equivalents (net of tax) applicable
  to deferred incentive compensation shares            -          2          2
                                                --------   --------   --------
   Earnings for per-share calculations            $3,425     $3,427     $3,427
                                                --------   --------   --------
Average number of shares outstanding           1,659,174  1,659,174  1,659,174
Average number of deferred incentive
   compensation shares                                 -      7,861      7,861
Average stock option shares                            -     20,663     23,151
Average number of restricted stock units               -      1,872      2,019
                                              ---------- ---------- ----------
   Shares for earnings calculation             1,659,174  1,689,570  1,692,205
                                              ---------- ---------- ----------
Earnings per share                                 $2.06      $2.03      $2.03
- ------------------                              ========   ========   ========
                                                                         Fully
                                                Earnings    Primary    diluted
Six months ended June 30, 1995                per common   earnings   earnings
- ------------------------------                     share  per share  per share
                                               ---------- ---------- ----------
Net earnings applicable to common stock           $3,098     $3,098     $3,098
Dividend equivalents (net of tax) applicable
  to deferred incentive compensation shares            -          2          2
                                                --------   --------   --------
   Earnings for per-share calculations            $3,098     $3,100     $3,100
                                                --------   --------   --------
Average number of shares outstanding           1,694,091  1,694,091  1,694,091
Average number of deferred incentive
   compensation shares                                 -      8,404      8,404
Average stock option shares                            -     11,810     12,834
Average number of restricted stock units               -      1,321      1,346
                                              ---------- ---------- ----------
   Shares for earnings calculation             1,694,091  1,715,626  1,716,675
                                              ---------- ---------- ----------
Earnings per share                                 $1.83      $1.81      $1.81
- ------------------                              ========   ========   ========









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